CONFIRMING STATEMENT






I, Joyce Claflin Harrell, hereby authorize and designate Kathryn E. Burns, Vice President, Director of Finance of Monroe Bank, to sign Securities and Exchange Commission Form 3, Form 4 and Form 5 on my behalf. This authorization shall be in effect until December 31, 2010.



Signed:


/s/ Joyce C. Harrell		        12/13/2005
Joyce C. Harrell
Director				Date
Monroe Bancorp